SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                October 24, 2001
                    ----------------------------------------


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                                1-8002                        04-2209186
(State or other jurisdiction of    (Commission File             (I.R.S. Employer
incorporation or organization)         Number)            Identification Number)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts                                                02454-9046
(Address of principal executive offices)                              (Zip Code)



                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. These include risks and uncertainties relating to: integration of the company's instrument businesses, the ability to improve internal growth, liquidity and prospective performance of a subsidiary to be spun off, the company's guarantee of obligations of a subsidiary that was spun off, the effect of exchange rate fluctuations on international operations, potential impairment of goodwill, the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, the effect of changes in governmental regulations, and dependence on customers' capital spending policies and government funding policies.

Item 5.  Other Events

     On October 24, 2001, the Registrant issued a press release, attached hereto as Exhibit 99, regarding its financial results for the quarter ended September 29, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------


      (a)   Financial Statements of Business Acquired: Not applicable.

      (b)   Pro Forma Financial Information: Not applicable.

      (c)   Exhibits

            99    Press Release October 24, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 2nd day of November, 2001.


                                   THERMO ELECTRON CORPORATION


                                   By:  /s/ Theo Melas-Kyriazi
                                        -------------------------------------
                                       Theo Melas-Kyriazi
                                       Vice President and Chief Financial
                                       Officer

               Thermo Electron Reports Cash Operating EPS up 10 Percent

WALTHAM, Mass., October 24, 2001 - Thermo Electron Corporation (NYSE:TMO) today reported that diluted cash operating EPS rose 10 percent to $.22 for the third quarter of 2001, compared with $.20 in the year-ago period. Organic revenue declined 1 percent, excluding unfavorable foreign currency effects of 1 percent. Third quarter cash operating margin was 9.8 percent in 2001, compared with 12.2 percent in 2000.* Revenues for the quarter were $513 million, versus $547 million in 2000. Approximately $32 million of the quarter-to-quarter change in revenues is due to the inclusion in 2000 of businesses subsequently sold, and currency effects.

     "We delivered solid cash operating EPS growth this quarter in an increasingly challenging economic climate," said Richard F. Syron, chairman and chief executive officer of Thermo Electron. "Revenues declined in Optical Technologies, and, to a lesser extent, in Measurement and Control, due to significant softness in the markets these sectors serve. However, our Life Sciences sector - less affected by the economy - achieved 6 percent organic revenue growth, with increased demand for its products and services across the board. We did have some disruptions at the end of the quarter due to the September 11 events, and we estimate that this reduced third quarter revenues by approximately 1 percent - about a penny per share in earnings. We fully expect to record these revenues in the fourth quarter."

     Mr. Syron continued, "Our margins this quarter were disappointing. A number of factors contributed to the decline, including extremely poor financial results in our Optical Technologies sector and a sharp decline in revenues in some of our Measurement and Control businesses that have been hurt by the economic slowdown. Also affecting margins were our continued investments in developing next-generation products - critical to our long-term success. We continued implementing the significant restructuring activities we announced in the second quarter, reducing our number of employees by more than 600. We have also eliminated 21 facilities, as well as 15 more through the sale of businesses. However, we have not yet realized the full benefit of these actions, and expect our cash operating margin to rebound to above 11 percent in the fourth quarter.

     "Beyond that, we plan to take additional restructuring measures during the fourth quarter, including eliminating another 300 to 500 positions. We also plan to further reduce the number of facilities by 40 in 2002. These actions will help us improve margins. They are also consistent with our pursuit of integrating the company so we can work more efficiently and serve our customers better."

     Commenting on the company's future prospects, Mr. Syron said, "The economic conditions are certainly challenging. But we believe our technological strength in diverse markets and our continued drive toward efficiency will serve us well. We expect to deliver cash operating EPS of $.23 to $.26 for the fourth quarter, which would bring us to the low end of our previous guidance of $.91 to $.95 for the year."

------------------------------------
* Cash operating EPS and cash operating margin, except where otherwise noted, exclude amortization of goodwill and intangibles, restructuring and unusual items, and the results of discontinued operations. Internal revenue growth figures exclude the effects of foreign currency translation.

                                     -more-

Life Sciences
Internal  revenue  growth  for the Life  Sciences  sector  was 6  percent,  with revenues of $201 million. The sector saw double-digit growth in sales of clinical diagnostic products, including rapid point-of-care tests and consumables - and of laboratory information management systems to the pharmaceutical and biotech industries. Also contributing to organic growth were strong sales of magnetic sector mass spectrometers used for dioxin analysis and research applications, as well as tools for drug discovery, including the new TSQ(R) Quantum triple quadrupole mass spectrometer. During the 2001 quarter, cash operating income margin for the sector was 15.0 percent, compared with 15.8 percent in 2000. Margin improvement in clinical diagnostics and informatics businesses was more than offset by continued investments in proteomics.

Optical Technologies
Organic revenue for the Optical Technologies sector declined 8 percent for the third quarter, to $119 million. Revenues increased at Spectra-Physics, primarily due to increased demand for lasers used in biomedical applications. However, this increase was more than offset by a steep revenue decline in other businesses across the sector serving the semiconductor and telecommunications markets. Cash operating income margin for the sector was 3.4 percent for the 2001 quarter, compared with 9.1 percent in 2000. The decline was due to a $3 million increase in operating losses at Spectra-Physics primarily from its telecom initiatives, and to lower revenues in most Optical Technologies businesses.

     At the end of the quarter, Thermo launched in Japan the ThetaProbe spectrometer under the Thermo VG Scientific brand. The system is used in new materials R&D applications in various industries to nondestructively determine the depth and chemical composition of ultra-thin layers. Thermo has already received three orders for the systems, which sell for more than $500,000 each.

Measurement and Control
Organic revenue for the Measurement and Control sector declined 4 percent for the 2001 quarter, to $196 million. While sales of environmental instruments rose 6 percent during the quarter, and sales of natural gas-flow monitoring products continued to be strong, the sector was negatively affected overall by the slowing economy. Cash operating income margin for the sector was 12.8 percent for the 2001 quarter, compared with 13.8 percent in 2000. The decline was due to lower sales of process instruments for the steel, cement, and chemical industries, offset in part by cost reductions across the sector.

     During the quarter, R&D Magazine honored the Antaris(TM) FT-Near-Infrared analyzer with an R&D 100 Award, citing the innovative design of this quality control instrument marketed under the Thermo Nicolet brand. Thermo also recently launched under the Thermo Elemental brand two groundbreaking products - the X Series ICP-MS and the SOLAAR S Series AA spectrometer. These products set a new standard for elemental analysis in quality control/quality assurance applications and demonstrate Thermo's leadership in turning the most sophisticated and powerful analytical instruments into easy-to-use tools for operators with varying levels of training and experience.

     Effective October 26, 2001, Thermo Electron will change its transfer agent from EquiServe to American Stock Transfer & Trust Company. The new transfer agent can be reached by telephone at 877-777-0800, or by mail at 59 Maiden Lane, New York, New York 10038.

     Thermo Electron will hold its earnings conference call on Thursday, October 25, 2001, at 11 a.m. EDT. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. A recording of this call will be available until Thursday, November 1, 2001. To listen to the recording, please call 877-519-4471 within the U.S., or 973-341-3080 outside the U.S., and enter code 2876465. At the close of business on Thursday, an audio archive will also be available on www.thermo.com under "Investors."

                                     -more-

     Thermo Electron Corporation is a global leader in providing technology-based instruments, components, and systems that offer total solutions for markets ranging from life sciences to telecommunications to food, drug, and beverage production. The company's powerful technologies help researchers sift through data to make discoveries that will fight disease or prolong life. They allow manufacturers to fabricate critical components required to increase the speed and quality of communications. And they automatically monitor and control online production to ensure that quality standards are met safely and efficiently. Thermo Electron, based in Waltham, Massachusetts, reported $2.3 billion in revenues in 2000 and employs approximately 12,000 people worldwide. For more information on Thermo Electron, visit http://www.thermo.com.

     The  following  constitutes  a "Safe  Harbor"  statement  under the Private
Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. These include risks and uncertainties relating to: integration of the company's instrument businesses, the ability to improve internal growth, liquidity and prospective performance of a subsidiary to be spun off, the company's guarantee of obligations of a subsidiary that was spun off, the effect of exchange rate fluctuations on international operations, potential impairment of goodwill, the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, the effect of changes in governmental regulations, and dependence on customers' capital spending policies and government funding policies.

                                     -more-

Consolidated Statement of Income (Unaudited)

                                                                           Three Months Ended
                                                            --------------------------------------------------------
                                                                 Sept. 29, 2001                Sept. 30, 2000
                                                            -----------------------       --------------------------
(In thousands except per share amounts)                      Reported      Adjusted       Reported       Adjusted (a)
---------------------------------------------------------------------------------------------------------------------
Revenues                                                    $ 512,941     $ 512,941      $ 546,949      $ 542,131
Costs and Operating Expenses:
   Cost of revenues                                           284,455       284,455        320,601        298,247
   Selling, general, and administrative expenses              136,475       136,475        140,876        138,072
   Amortization of goodwill and other intangibles              11,843        11,843         12,111         12,102
   Research and development expenses                           41,962        41,962         40,611         39,931
   Restructuring and other unusual costs (inconme), net         9,571             -        (76,781)             -
                                                            ---------     ---------      ---------      ---------
                                                              484,306       474,735        437,418        488,352
                                                            ---------     ---------      ---------      ---------

Operating Income                                               28,635        38,206        109,531         53,779
Interest Income                                                19,331        19,331          9,970          9,970
Interest Expense                                              (18,353)      (18,353)       (20,493)       (20,493)
Other Income (Expense), Net                                    10,627         6,142        (25,854)          (285)
                                                            ---------     ---------      ---------      ---------
Income from Continuing Operations Before Provision for
  Income Taxes, Minority Interest, and Extraordinary Item      40,240        45,326         73,154         42,971
Provision for Income Taxes                                    (15,090)      (16,997)       (66,043)       (16,717)
Minority Interest (Expense) Income                                527           493            170            (30)
                                                            ---------     ---------      ---------      ---------
Income from Continuing Operations Before Extraordinary Item    25,677        28,822          7,281         26,224
Income from Discontinued Operations (net of income tax provision
  and minority interest of $4,090)                                  -             -          4,998              -
                                                            ---------     ---------      ---------      ---------
Income Before Extraordinary Item                               25,677        28,822         12,279         26,224
Extraordinary Item (net of income tax provision of $362)          602             -              -              -
                                                            ---------     ---------      ---------      ---------
Net Income                                                  $  26,279     $  28,822      $  12,279      $  26,224
                                                            ---------     ---------      ---------      ---------
Earnings per Share from Continuing Operations Before
  Extraordinary Item:
    Basic                                                   $     .14     $     .16      $     .04      $     .15
                                                            =========     =========      =========      =========
    Diluted                                                 $     .14     $     .16      $     .04      $     .15
                                                            =========     =========      =========      =========
Earnings per Share:

    Basic                                                   $     .15     $     .16      $     .07      $     .15
                                                            =========     =========      =========      =========
    Diluted                                                 $     .14     $     .16      $     .07      $     .15
                                                            =========     =========      =========      =========

Diluted Cash Operating Earnings per Share (b)                             $     .22                      $    .20
                                                                          =========                      =========
Weighted Average Shares:

    Basic                                                     180,280       180,280        175,978        175,978
                                                             ========     =========      =========      =========

    Diluted                                                   182,823       183,313        180,440        180,918
                                                            =========     =========      =========      =========


     (a) Excludes restructuring and unusual items, results of discontinued operations, extraordinary item and, in 2000, the third quarter operating results of a business sold on July 14, 2000.

     (b) Excludes items from (a) and amortization of goodwill and other intangibles, net of tax and minority interest, of $10,669,000 and $10,731,000 in the three months ended September 29, 2001, and September 30, 2000, respectively.

Segment Data (Unaudited) (c)                           Three Months Ended
(In thousands except percentage amounts)       Sept. 29, 2001     Sept. 30, 2000
--------------------------------------------------------------------------------
Life Sciences
  Revenues                                          $ 200,619         $ 189,911
  Operating Income                                     24,410            24,584
  Operating Income Margin                                12.2%             12.9%

  Cash Operating Income Margin                           15.0%             15.8%

Optical Technologies
  Revenues                                           $ 119,373        $ 129,605
  Operating Income                                       2,086            9,983
  Operating Income Margin                                  1.7%             7.7%

  Cash Operating Income Margin                             3.4%             9.1%

Measurement and Control

  Revenues                                           $ 196,050        $ 227,199
  Operating Income                                      20,996           26,510
  Operating Income Margin                                 10.7%            11.7%

  Cash Operating Income Margin                            12.8%            13.8%

Consolidated (including corporate costs)

  Revenues                                           $ 512,941        $ 542,131
  Operating Income                                      38,206           53,779
  Operating Income Margin                                  7.4%             9.9%

  Cash Operating Income Margin                             9.8%            12.2%

     (c ) Operating income and operating income margins as stated exclude restructuring and unusual items and, in 2000, the third quarter operating results of a business sold on July 14, 2000.

     Cash  operating   income  margins  as  stated  exclude  these  items,   and
amortization of goodwill and other intangibles.

Consolidated Statement of Income (Unaudited)

                                                                                          Nine Months Ended
                                                                      --------------------------------------------------------------
                                                                           Sept. 29, 2001                     Sept. 30, 2000
(In thousands except per share amounts)                               Reported        Adjusted (a)        Reported      Adjusted (a)
------------------------------------------------------------------------------------------------------------------------------------

Revenues                                                             $ 1,628,502       $ 1,628,502      $ 1,703,503     $ 1,698,685
Costs and Operating Expenses:
   Cost of revenues                                                      906,700           893,423          942,311         919,957
   Selling, general, and administrative expenses                         428,518           428,518          456,668         453,864
   Amortization of goodwill and other intangibles                         35,465            35,465           32,973          32,964
   Research and development expenses                                     131,033           131,033          135,157         134,477
   Restructuring and other unusual costs (income), net                    44,146                 -          (85,763)              -
                                                                      ----------      ------------     ------------     -----------
                                                                       1,545,862         1,488,439        1,481,346       1,541,262
                                                                      ----------      ------------     ------------     -----------
Operating Income                                                          82,640           140,063          222,157         157,423
Interest Income                                                           54,189            54,189           27,574          27,574
Interest Expense                                                         (57,737)          (57,737)         (65,145)        (65,145)
Other Income (Expense), Net                                               11,259             8,757          (31,109)          6,221
                                                                      ----------      ------------     ------------     -----------
Income from Continuing Operations Before Provision for
   Income Taxes, Minority Interest, Extraordinary Item, and
  Cumulative Effect of Change in Accounting Principle                     90,351           145,272          153,477         126,073
Provision for Income Taxes                                               (34,758)          (56,017)         (99,968)        (49,855)
Minority Interest Expense (Income)                                         1,326               464          (10,051)        (10,452)
                                                                      ----------      ------------     ------------      -----------
Income from Continuing Operations Before Extraordinary Item and
  Cumulative Effect of Change in Accounting Principle                     56,919            89,719           43,458          65,766
Income from Discontinued Operations (net of income tax provision
  and minority interest of $8,287)                                             -                 -            9,016               -
Provision for Loss on Disposal of Discontinued Operations, Net
 (net of income tax benefit of $22,741)                                  (50,440)                -                -               -
Income Before Extraordinary Item and Cumulative Effect of
  Change in Accounting Principle                                           6,479            89,719           52,474          65,766
Extraordinary Item (net of income tax provision of $362 and $333)            602                 -              532               -
                                                                      ----------      ------------     ------------      -----------
Income Before Cumulative Effect of Change in Accounting
  Principle                                                                7,081            89,719           53,006          65,766
Cumulative Effect of Change in Accounting Principle (net of income
  tax benefit and minority interest of $663 and $8,986)                     (994)                -          (12,918)              -
                                                                      ----------      ------------     ------------     -----------
Net Income                                                            $    6,087         $  89,719       $   40,088        $ 65,766
                                                                      ==========         =========       ==========        =========

Earnings per Share from Continuing Operations Before Extraordinary Item and Cumulative Effect of Change in Accounting Principle:

    Basic                                                             $      .31         $     .49       $     .27         $    .40
                                                                      ==========         =========       ==========        =========
    Diluted                                                           $      .31         $     .48       $     .25         $    .39
                                                                      ==========         =========       ==========        =========
Earnings per Share:
    Basic                                                             $      .03         $     .49       $     .25         $    .40
                                                                      ==========         =========       ==========        =========
    Diluted                                                           $      .03         $     .48       $     .23         $    .39
                                                                      ==========         =========       ==========        =========
Diluted Cash Operating Earnings per Share (b)                                            $     .66                         $    .55
                                                                                         =========                         =========
Weighted Average Shares:
    Basic                                                                181,588           181,588         162,937          162,937
                                                                      ==========         =========       ==========        =========
    Diluted                                                              185,019           185,500         165,224          165,224
                                                                      ==========         =========       ==========        =========


     (a) Excludes restructuring and unusual items, the cumulative effect of change in accounting principle, results of discontinued operations, extraordinary item and, in 2000, the third quarter operating results of a business sold on July 14, 2000.

     (b) Excludes items from (a) and amortization of goodwill and other intangibles, net of tax and minority interest, of $31,598,000 and $26,468,000 in the nine months ended September 29, 2001, and September 30, 2000, respectively.

                                     -more-

Segment Data (Unaudited) (c)                            Nine Months Ended
(In thousands except percentage amounts)       Sept. 29, 2001     Sept. 30, 2000
--------------------------------------------------------------------------------
Life Sciences
  Revenues                                        $ 612,349         $  571,240
  Operating Income                                   77,432             77,082
  Operating Income Margin                              12.6%              13.5%

  Cash Operating Income Margin                         15.5%              15.9%

Optical Technologies
  Revenues                                        $ 398,298         $  352,528
  Operating Income                                   25,924             26,911
  Operating Income Margin                               6.5%               7.6%

  Cash Operating Income Margin                           7.9%              8.9%

Measurement and Control
  Revenues                                        $ 629,775         $  788,415
  Operating Income                                   66,145             76,849
  Operating Income Margin                              10.5%               9.7%

  Cash Operating Income Margin                         12.5%              11.5%

Consolidated (including corporate costs)
  Revenues                                        $ 1,628,502       $ 1,698,685
  Operating Income                                    140,063           157,423
  Operating Income Margin                                 8.6%              9.3%

  Cash Operating Income Margin                           10.8%             11.2%


     (c ) Operating income and operating income margins as stated exclude restructuring and unusual items and, in 2000, the third quarter operating results of a business sold on July 14, 2000. Cash operating income margins as stated exclude these items, and amortization of goodwill and other intangibles.


                                       ###